Exhibit 2.11

Notice of squeeze-out of remaining shares in TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act
This announcement does not constitute an offering circular or prospectus in connection with an offering of securities of TORM plc. Investors must neither accept any offer for, nor acquire or subscribe for, any securities to which this document refers, unless they do so on the basis of the information contained in the prospectus made available by TORM plc in those jurisdictions where an offer may be made (if an offer is made). This announcement does not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities and cannot be relied on for any investment contract or decision.
Notice to U.S. Shareholders: The offer described in this announcement is for the securities of a non-U.S. company. The offer is subject to disclosure requirements of a country that are different from those of the United States. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and some or all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the offeror may purchase securities otherwise than under the offer, such as in open market or privately negotiated purchases.
With reference to company announcements no. 3 of 15 April 2016 and no. 5 of 19 April 2016, TORM plc today announces the initiation of a squeeze-out of any remaining minority shareholders of TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act.
On 19 April 2016, TORM plc's A shares were admitted to trading and official listing on Nasdaq Copenhagen A/S under ISIN GB00BZ3CNK81 (ticker: TRMD A).
Enclosed please find the notice of squeeze-out.
CONTACT	TORM plc
Jacob Meldgaard, Executive Director, tel.: +45 3917 9200	27 Old Gloucester Street London WC1N 3AX, United Kingdom Tel.: +45 3917 9200 / Fax: +45 3917 9393 www.torm-plc.com

ABOUT TORM
TORM is one of the world's leading carriers of refined oil products. The Company operates a fleet of approximately 80 modern vessels with a strong commitment to safety, environmental responsibility and customer service. TORM was founded in 1889. The Company conducts business worldwide. TORM's shares are listed on Nasdaq Copenhagen (ticker: TRMD A). For further information, please visit www.torm.com.
SAFE HARBOR STATEMENTS AS TO THE FUTURE
Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and statements other than statements of historical facts. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect," "pending" and similar expressions generally identify forward-looking statements.
The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, the Company cannot guarantee that it will achieve or accomplish these expectations, beliefs or projections.
Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of the world economy and currencies, changes in charter hire rates and vessel values, changes in demand for "ton miles" of oil carried by oil tankers, the effect of changes in OPEC's petroleum production levels and worldwide oil consumption and storage, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled dry-docking, changes in TORM's operating expenses, including bunker prices, dry-docking and insurance costs, changes in the regulation of shipping operations, including requirements for double hull tankers or actions taken by regulatory authorities, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, political events or acts by terrorists.

Announcement no. 7 / 26 April 2016	Notice of squeeze-out of remaining shares in TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act	Page 1 of 5

In light of these risks and uncertainties, you should not place undue reliance on forward-looking statements contained in this release because they are statements about events that are not certain to occur as described or at all. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.
Except to the extent required by applicable law or regulation, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
The Exchange Offer was made in the United States in reliance on and in compliance with Rule 14d-1(c) under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). The TORM plc securities have been and will be issued pursuant to an exemption from registration provided by Rule 802 of the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), which provides for an exemption for offerings in connection with an exchange offer for the securities of non-U.S. private issuers, such as TORM plc. TORM plc has furnished to the United States Securities and Exchange Commission (the "SEC") a Form CB with respect to the Exchange Offer which may be amended and supplemented as applicable. TORM plc is not required to, and does not plan to, prepare and file with the SEC a registration statement with respect to the Exchange Offer. The securities of TORM plc have not been and will not be registered under the U.S. Securities Act in connection with the Exchange Offer, or under the securities laws of any jurisdiction of the United States. The securities of TORM plc may not be offered, pledged, sold, resold, granted, delivered, allotted or otherwise transferred, as applicable, in the United States, except in transactions that are exempt from or not subject to the registration requirements of the U.S. Securities Act and in compliance with any applicable state securities laws. The Exchange Offer does not comprise an offer or placement of TORM plc securities in the United States. Neither the SEC nor any U.S. state securities commission has approved or disapproved of the TORM plc securities offered in connection with the Exchange Offer, or determined if this announcement, the Prospectus, or the Exchange Offer Document is accurate or complete. Any representation to the contrary is a criminal offence.

Announcement no. 7 / 26 April 2016	Notice of squeeze-out of remaining shares in TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act	Page 2 of 5

Attention: Shareholders of TORM A/S
Hellerup, 26 April 2016
Notice of squeeze-out of remaining shares in TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act
As announced in company announcement no. 3 of 15 April 2016, TORM plc now holds 61,203,063 TORM A/S A shares. Accordingly, TORM plc holds TORM A/S A shares representing 95.9% of the total issued share capital and voting rights of TORM A/S (on a fully diluted basis and excluding A shares held in treasury by TORM A/S). Additionally, TORM plc holds the sole C share of TORM A/S.
On this basis, TORM plc has decided to initiate a squeeze-out of any remaining minority shareholders of TORM A/S A shares and the TORM A/S B share pursuant to Sections 70 and 72 of the Danish Companies Act.
This notice of squeeze-out and the squeeze-out notice published through the Danish Business Authority's IT system trigger a four-week squeeze-out period expiring on 24 May 2016 (the "Squeeze-out Period"). During this Squeeze-out Period, holders of TORM A/S A shares are encouraged to transfer their TORM A/S A shares to TORM plc by completing the attached squeeze-out acceptance form. The holder of the TORM A/S B share will be provided with a separate form for the purpose of accepting the squeeze-out. TORM plc expects the holder of the TORM A/S B share to exchange it for an equivalent B share in TORM plc.
The TORM A/S shares will be transferred to TORM plc in exchange for either receiving a full cash alternative of DKK 84.18 per share or a number of corresponding shares in TORM plc equal to the number of TORM A/S shares transferred. The A shares of TORM plc are admitted to trading and official listing on Nasdaq Copenhagen A/S under ISIN GB00BZ3CNK81.
Any minority shareholders of TORM A/S not having transferred their TORM A/S shares during the Squeeze-out Period will receive cash consideration. The acquisition price of DKK 84.18 per TORM A/S share is equivalent to the average closing price per TORM A/S A share on Nasdaq Copenhagen A/S during the last five trading days before the publication of this notice of squeeze-out.
For minority shareholders electing to receive shares in TORM plc as consideration for their TORM A/S shares, reference is made to the prospectus published by TORM plc on 21 March 2016, which, subject to certain restrictions, is available on TORM's website, www.torm.com.
All TORM A/S shares that are transferred to TORM plc during the Squeeze-out Period shall be transferred free from any and all charges, liens, encumbrances and other third party interests, and together with all rights now and hereinafter attaching thereto.
For minority shareholders who have elected to exchange their TORM A/S shares for a number of corresponding shares in TORM plc, equal to the number of TORM A/S shares transferred, settlement and thus delivery of TORM plc shares will take place through the minority shareholder's custodian bank after the expiry of the Squeeze-out Period.
Should the minority shareholder elect not to receive TORM plc A shares and thereby receive cash consideration for TORM A/S A shares transferred to TORM plc, settlement will take place after the expiry of the Squeeze-out Period by cash payment to the relevant shareholder's account which is linked to the relevant share deposit.
To the extent remaining minority shareholders of TORM A/S have not transferred their TORM A/S shares to TORM plc by completing the attached acceptance form during the Squeeze-out Period, TORM plc will deposit cash consideration for the benefit of the minority shareholders in TORM A/S with Danske Bank A/S for future disbursement on request by the relevant shareholder. Upon completion of such deposit, TORM plc will be registered as the holder of record of the remaining TORM A/S shares (excluding those held in treasury by TORM A/S).

Announcement no. 7 / 26 April 2016	Notice of squeeze-out of remaining shares in TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act	Page 3 of 5

If a minority shareholder of TORM A/S disagrees with the acquisition price, such shareholder may request that the acquisition price is determined by an expert who shall be appointed by the court of the jurisdiction of TORM A/S' registered office.
Upon completion of the squeeze-out, a new notice will be published through the Danish Business Authority's IT system, providing all shareholders whose TORM A/S shares have been mandatorily acquired with a three months' notice during which such shareholders may request that the acquisition price is determined by an independent expert. Such request will not affect the completion and settlement of the squeeze-out. After the expiry of such three months' period, the former shareholders can no longer request that the acquisition price is determined by an expert. The notice will also set out details of any expert valuation or court ruling (if any).
The expert (if appointed) will determine the acquisition price in accordance with the provisions of Section 67(3) of the Danish Companies Act. If the expert's valuation pursuant to Section 67(3) of the Danish Companies Act results in a higher acquisition price than offered by TORM plc, such higher price will also apply to other minority shareholders of TORM A/S who did not ask for a valuation. The costs relating to the expert valuation are payable by the shareholder who asked for valuation. However, the court may order TORM plc to pay the costs in whole or in part, if the valuation leads to a higher acquisition price than offered by TORM plc.
Statement by the Board of Directors of TORM A/S
The Board of Directors of TORM A/S has reviewed the terms of the squeeze-out as described in this squeeze-out announcement and issued this statement pursuant to Section 70(2) of the Danish Companies Act. All remaining shareholders may transfer their TORM A/S shares to TORM plc in exchange for either receiving a full cash alternative or an equivalent number of corresponding shares in TORM plc. The cash alternative will be based on the average closing price per TORM A/S A share of a nominal value of DKK 15 each on Nasdaq Copenhagen A/S during the last five trading days before the publication of this notice of squeeze-out. On this basis, the Board of Directors is of the opinion that the terms of the squeeze-out are fair and adequate.

Yours sincerely
On behalf of the Board of Directors
Christopher H. Boehringer, Chairman

Announcement no. 7 / 26 April 2016	Notice of squeeze-out of remaining shares in TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act	Page 4 of 5

Notice to U.S. Shareholders: The offer described in this announcement is for the securities of a non-U.S. company. The offer is subject to disclosure requirements of a country that are different from those of the United States. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and some or all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the offeror may purchase securities otherwise than under the offer, such as in open market or privately negotiated purchases.
The Exchange Offer was made in the United States in reliance on and in compliance with Rule 14d-1(c) under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). The TORM plc securities have been and will be issued pursuant to an exemption from registration provided by Rule 802 of the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), which provides for an exemption for offerings in connection with an exchange offer for the securities of non-U.S. private issuers, such as TORM plc. TORM plc has furnished to the United States Securities and Exchange Commission (the "SEC") a Form CB with respect to the Exchange Offer, which may be amended and supplemented as applicable. TORM plc is not required to, and does not plan to, prepare and file with the SEC a registration statement with respect to the Exchange Offer. The securities of TORM plc have not been and will not be registered under the U.S. Securities Act in connection with the Exchange Offer, or under the securities laws of any jurisdiction of the United States. The securities of TORM plc may not be offered, pledged, sold, resold, granted, delivered, allotted or otherwise transferred, as applicable, in the United States, except in transactions that are exempt from or not subject to the registration requirements of the U.S. Securities Act and in compliance with any applicable state securities laws. The Exchange Offer does not comprise an offer or placement of TORM plc securities in the United States. Neither the SEC nor any U.S. state securities commission has approved or disapproved of the TORM plc securities offered in connection with the Exchange Offer, or determined if this announcement, the Prospectus, or the Exchange Offer Document is accurate or complete. Any representation to the contrary is a criminal offence.

Announcement no. 7 / 26 April 2016	Notice of squeeze-out of remaining shares in TORM A/S pursuant to Sections 70 and 72 of the Danish Companies Act	Page 5 of 5

Acceptance Form – Squeeze-out of A shares of TORM A/S
A transfer of TORM A/S A shares in the squeeze-out must take place through the shareholder's custodian bank and must be made in due time to allow the custodian bank to process and communicate the acceptance to Danske Bank A/S no later than 11:59 p.m. CET on 24 May 2016.
The undersigned hereby represents and warrants it has full power and authority to transfer the number of TORM A/S A shares set out in this squeeze-out acceptance form and that such shares are free from any and all charges, liens, encumbrances and other third party interests and are transferred together with all rights now and hereinafter attaching thereto.
Subject to the terms set out in company announcement no. 7 of 26 April 2016 published by TORM plc, I/we, the undersigned, hereby submit a binding and irrevocable order to transfer TORM A/S shares in exchange for:
(PLEASE TICK ONE BOX ONLY)
A corresponding number of shares in TORM plc	☐	Cash consideration of DKK 84.18 per TORM A/S share	☐
in respect of the following number of TORM A/S A shares (ISIN DK0060654812):
No. of A shares of TORM A/S:
If neither box is ticked, I/we will be deemed to have elected for cash consideration. If both boxes are ticked, I/we will be deemed to have elected to receive shares in TORM plc.
Where I/we have elected to receive consideration in the form of one (1) A share of TORM plc (ISIN GB00BZ3CNK81) for each A share of TORM A/S transferred by me/us in the squeeze-out, I/we agree that such TORM plc A shares will be registered in the name of Cede & Co. as nominee for The Depository Trust Company and that the interests in those A shares will subsequently be credited to the VP custody account referred to below. For a further description of TORM plc A shares, reference is made to the prospectus published by TORM plc on 21 March 2016, see www.torm.com.
I/we direct my/our custodian bank to give effect to this squeeze-out acceptance form by transferring the above-mentioned A shares of TORM A/S from my/our custodian account to Danske Bank A/S:
Custodian bank:	VP custody account:
The cash consideration, if applicable, for the above-mentioned TORM A/S A shares is to be remitted to:
Financial institution:	Registration number: Account number:

Information about the transferring shareholder and signature:
Name:
Address:
Registration no./Personal ID no.:
Phone no.:
Email address:
Date:	Signature:

The undersigned custodian bank hereby agrees to transfer the above-mentioned TORM A/S shares to Danske Bank A/S:
Custodian bank:	CD ident:
Name of contact person:	Phone no.:
Date:	Signature:

Information to the custodian bank:
Upon the endorsement of this acceptance form, the shareholder's custodian bank shall no later than 11:59 p.m. CET on 24 May 2016 have submitted this squeeze-out acceptance form to Danske Bank A/S Corporate Actions.